Exhibit 20.1




                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

               Date of earliest event reported: February 15, 2001



                              TB WOOD'S CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



                                    ---------

           Delaware                     001-14056                251771145
   ------------------------     ----------------------      -------------------
   (State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                   Identification No.)

                                    ---------



                 440 North Fifth Avenue, Chambersburg, PA 17201
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               (Address of Principal Executive Offices) (Zip Code)


                                 (717) 264-7161
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              (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------


         On February 15, 2001, TB Wood's Corporation (the "Company") announced that its Board of Directors had elected to transfer its common stock listing from the New York Stock Exchange to the NASDAQ National Market ("NASDAQ"). On February 9, 2001, the Company was advised by NASDAQ that its listing application had been approved. The Company's common stock will begin trading on the NASDAQ on February 21, 2001 under the symbol TBWC.


         The last day of trading of the Company's common stock on the New York Stock Exchange will be February 20, 2001.

Item 7.   Exhibits
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         Exhibit 1 Press release issued by the Company on February 15, 2001.







                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              TB WOOD'S CORPORATION



Date:  February 16, 2001             By:   /s/ Thomas F. Tatarczuch
                                           ----------------------------------
                                           Thomas F. Tatarczuch
                                           Vice President, Finance
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                                                                       EXHIBIT 1
                                                                   PRESS RELEASE


                                 PRESS RELEASE
                                 -------------

            TB Wood's Corporation Switches to the Nasdaq Stock Market

         Chambersburg, PA --- TB Wood's Corporation (the "Company") announced today that shares of its common stock will begin trading on The Nasdaq Stock Market ("Nasdaq") on February 21, 2001. The shares will trade under the symbol TBWC.

         The Company decided to list its common stock on the Nasdaq after the NYSE notified the Company in December, 2000, that it did not meet certain of the NYSE's continued listing criteria. Following an analysis and recommendation by management, the Company's board of directors has determined that moving to the Nasdaq is in the best interest of the Company. The Company is well within the Nasdaq's continued listing criteria and the board of directors believes the Company will not fail to meet any of the Nasdaq continued listing criteria anytime in the foreseeable future.

         Nasdaq approved the Company's listing application on February 9, 2001. Effective February 21, 2001, the Company will begin trading on Nasdaq and cease trading on the NYSE. In conjunction with the move to Nasdaq, the Company has made fillings with the Securities and Exchange Commission indicating that the Company is moving its trading to Nasdaq from the NYSE.

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